Ex-99(m)

The Lord Abbett Family of Funds

Amended and Restated Joint Rule 12b-1 Distribution Plan and Agreement

as of December 15, 2016

AMENDED AND RESTATED RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT dated as of December 15, 2016 by and between each of the registered, open-end management investment companies acting individually in respect of their constituent series listed on Schedule A hereto (each a “Fund”) and Lord Abbett Distributor LLC, a New York limited liability company (the “Distributor”). This Amended and Restated Joint Rule 12b-1 Distribution Plan and Agreement dated as of December 15, 2016 supersedes the Amended and Restated Joint Rule 12b-1 Distribution Plan and Agreement dated as of June 16, 2016.

WHEREAS, each Fund is an open-end management investment company or a series thereof registered under the Investment Company Act of 1940, as amended (the “Act”), and the Distributor is the exclusive selling agent of the Fund’s shares of beneficial interest or common stock, as the case may be (“Shares”), pursuant to the Distribution Agreement between the Fund and the Distributor.

WHEREAS, each Fund desires to amend and restate its Distribution Plan and Agreement by adopting and entering into this instrument on a several but not joint basis with each other Fund (as amended and restated, the “Plan”) with the Distributor, as permitted by Rule 12b-1 under the Act, pursuant to which the Fund may make certain payments to the Distributor to be used by the Distributor or paid to institutions and persons permitted by applicable law and/or rules to receive such payments (“Authorized Institutions”) in connection with sales of Shares and/or servicing of accounts of shareholders holding Shares, with which the Distributor has entered into a dealer or similar agreement (the “Agreements”).

WHEREAS, the Fund’s Board of Directors or Trustees, as the case may be (“Board”), has determined that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.          The Fund has entered into a Distribution Agreement with the Distributor, under which the Distributor uses reasonable efforts, consistent with its other business, to secure purchasers of the Fund’s Shares. These efforts may include, but neither are required to include nor are limited to, the following: (a) making payments to Authorized Institutions in connection with sales of Shares and/or servicing of accounts of shareholders holding Shares; (b) providing continuing information and investment services to shareholder accounts not serviced by Authorized Institutions receiving a service fee from the Distributor hereunder and otherwise to encourage shareholder accounts to remain invested in the Shares; and (c) otherwise rendering service to the Fund, including paying and financing the payment of sales commissions, service fees and other costs of distributing and selling Shares as provided in paragraph 2 of this Plan.

2.          (a)          Class A Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to 0.50% of the average daily net asset value of Class A Shares outstanding, subject to paragraph 3 hereof and any reduction specified on Schedule B hereto. Payments by holders of Class A Shares of contingent deferred reimbursement charges relating to fees paid by the Fund hereunder shall reduce the amount of fees for purposes of the annual 0.50% limit in those instances where the Fund is entitled to retain these charges. Notwithstanding the foregoing, the Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund shall pay to the Distributor an aggregate fee at the annual rate of 0.15% of the average daily net asset value of Class A Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class A Shares or in service activities with respect to Class A Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(a)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed 0.25% of the average daily net asset value of Class A Shares outstanding, subject to any reduction specified on Schedule B hereto. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(b)        Class B Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to 1.00% of the average daily net asset value of Class B Shares outstanding, subject to paragraph 3 hereof. Notwithstanding the foregoing, the Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund shall pay to the Distributor an aggregate fee at the annual rate of .75% of the average daily net asset value of Class B Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class B Shares or in service activities with respect to the Class B Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(b)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class B Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(c)        Class C Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to 1.00% of the average daily net asset value of Class C Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class C Shares or in service activities with respect to the Class C Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(c)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class C Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

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(d)        Class F Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to 1.00% of the average daily net asset value of Class F Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class F Shares or in service activities with respect to Class F Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(d)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class F Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(e)        Class P Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to .75% of the average daily net asset value of Class P Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class P Shares or in service activities with respect to Class P Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(e)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class P Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(f)         Class R2 Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to 1.00% of the average daily net asset value of Class R2 Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class R2 Shares or in service activities with respect to Class R2 Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(f)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value Class R2 Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(g)        Class R3 Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to 1.00% of the average daily net asset value of Class R3 Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received

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pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class R3 Shares or in service activities with respect to Class R3 Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(g)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class R3 Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(h)        Class R4 Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of up to .50% of the average daily net asset value of Class R4 Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class R4 Shares or in service activities with respect to Class R4 Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(h)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class R4 Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

(i)         Class T Fees.

(i)         In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and paragraph 1 hereof, the Fund shall pay to the Distributor an aggregate fee at the annual rate of .25% of the average daily net asset value of Class T Shares outstanding, subject to paragraph 3 hereof. The Distributor may use all or any portion of the fee received pursuant to this paragraph to compensate Authorized Institutions that have engaged in the sale of Class T Shares or in service activities with respect to Class T Shares pursuant to the Agreements, or to pay any of the expenses associated with other activities authorized under paragraph 1 hereof.

(ii)        Subject to the aggregate fee amounts set forth in paragraph 2(i)(i) hereof, the Fund may attribute a portion of the fee to service activities, which portion shall not exceed .25% of the average daily net asset value of Class T Shares outstanding. The Distributor may use all or a portion of the fee to compensate Authorized Institutions for service activities as defined in paragraph 5 below.

3.          The Board shall from time to time determine the amounts, within the foregoing maximum amounts described in paragraph 2, that the Fund may pay the Distributor hereunder. These determinations and approvals of nonmaterial amendments to this Plan by the Board shall be made and given by votes of the kind referred to in paragraph 9.

4.          The net asset value of the Shares shall be determined as provided in the Prospectus and Statement of Additional Information of the Fund. Any fees payable hereunder, which may be waived by the Distributor or Authorized Institutions in whole or in part, may be calculated and paid at least quarterly. If the Distributor waives all or a portion of the fees that are to be paid by the Fund hereunder, the Distributor shall not be deemed to have waived its rights under this Plan to have the Fund pay fees in

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the future. Nothing herein shall prohibit the Distributor from collecting fees in any given year, as provided hereunder, in excess of expenditures made in that year for activities authorized under paragraph 1 hereof. The Distributor in its sole discretion may assign its right to receive fees hereunder.

5.          The Distributor shall provide to the Fund’s Board, and the Board shall review at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which the expenditures were made, including amounts expended for “distribution activities” and/or “service activities.” For purposes of this Plan, “distribution activities” shall mean any activities that are not deemed “service activities.” “Service activities” shall mean activities in connection with the provision of “personal service and/or the maintenance of shareholder accounts” in the Shares as provided for in Section 2830(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules; provided, however, that if FINRA amends the definition of “service fee” for purposes of Section 2830(b)(9) of the FINRA Conduct Rules or adopts any successor provision that differs from the definition of “service activities” hereunder, or if FINRA adopts a related interpretive position intended to define the same concept, the definition of “service activities” in this paragraph shall be automatically amended, without further action of the parties, to conform to the then effective FINRA definition. Overhead and other expenses related to “distribution activities” or “service activities,” including telephone and other communications expenses, may be included in the information regarding amounts expended for these activities.

6.          The Distributor shall give the Fund the benefit of the Distributor’s reasonable judgment and good faith efforts in rendering services under this Plan. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Distributor assumes no responsibility under this Plan and, having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Fund, or any of its shareholders, creditors, Board Members, or officers of the Fund; provided however, that nothing herein shall be deemed to protect the Distributor against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.

7.          This Plan shall become effective upon the date hereof, and shall continue in effect from year to year so long as the Plan, together with any related agreements, is specifically approved at least annually by votes of a majority of both (a) the Board and (b) those Board Members who are not “interested persons” of the Fund and have no direct or indirect financial interest in the operation of this Plan or any agreements related thereto (“Independent Board Members”), cast in person at a meeting called for the purpose of voting on this approval. If a Fund is a series of a registered investment company, references to the Board, Board Members and Independent Board Members shall be to that or those of the company of which the Fund is a series.

8.          This Plan may not be amended to increase materially the amount to be spent by the Fund hereunder above the maximum amounts referred to in paragraph 2 without a vote of a majority of the outstanding voting securities of the Fund in compliance with Rule 12b-1 and Rule 18f-3 under the Act or any successor statutes, rules or regulations as in effect at that time, and each material amendment must be approved in the manner provided for by paragraph 7. Because this amendment and restatement of the Plan does not increase the fees payable under the Plan as previously in effect, approval in the manner specified in paragraph 7 shall be sufficient for its adoption.

9.          Amendments to this Plan other than material amendments of the kind referred to in paragraph 8 may be adopted by a majority of both (a) the Board Members and (b) the Independent Board Members. The Board may, by such a vote, interpret this Plan and make all determinations necessary or advisable for its administration.

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10.        This Plan may be terminated at any time without the payment of any penalty by the vote of a majority of the Independent Board Members, or by a vote of a majority of the outstanding voting securities of the Fund in compliance with Rule 12b-1 and Rule 18f-3 under the Act or any successor statute, rule or regulation as in effect at that time. This Plan shall automatically terminate in the event of its assignment.

11.        So long as this Plan shall remain in effect, the selection and nomination of those Board Members of the Fund who are not “interested persons” of the Fund are committed to the discretion of the incumbent disinterested Board Members. The terms “interested persons,” “assignment” and “vote of a majority of the outstanding voting securities” shall have the same meanings as those terms are defined in the Act.

12.        The Funds are adopting and entering into this Plan on a common basis for administrative convenience and not for the reason of creating or incurring any right, privilege, obligation or liability with respect to each other. Without limiting the generality of the foregoing, the obligations of the Funds under this Plan are several and not joint, and no Fund or class of Shares shall have any liability to pay any fee for any other Fund or class of Shares. This Plan shall be severable as to any Fund at the election of the Independent Board Members of that Fund. Additional Funds or classes of Shares may be added and existing Funds or classes of Shares may be removed from the operation of this Plan without action by any other Fund or class of Shares.

13.        The obligations of the Fund, including those imposed hereby, are not personally binding upon, nor shall resort be had to the private property of, any of the Board Members, shareholders, officers, employees or agents of the Fund individually, but are binding only upon the assets and property of the Fund. Any and all personal liability, either at common law or in equity, or by statute or constitution, of every Board Member, shareholder, officer, employee or agent for any breach of the Fund of any agreement, representation or warranty hereunder is hereby expressly waived as a condition of and in consideration for the execution of this Agreement by the Fund.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

EACH OF THE FUNDS LISTED ON SCHEDULE A HERETO

	By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President & Secretary

ATTEST:

/s/ Lawrence B. Stoller
Lawrence B. Stoller
Vice President & Assistant Secretary
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LORD ABBETT DISTRIBUTOR LLC

By:	LORD, ABBETT & CO. LLC
Managing Member

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
A Member
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SCHEDULE A

The Lord Abbett Family of Funds

Amended and Restated Joint Rule 12b-1 Distribution Plan and Agreement

As of December 15, 20161

FUNDS	CLASSES

Lord Abbett Affiliated Fund, Inc.	A, B, C, F, P, R2, R3, R4, T

Lord Abbett Bond-Debenture Fund, Inc.	A, B, C, F, P, R2, R3, R4, T

Lord Abbett Developing Growth Fund, Inc.	A, B, C, F, P, R2, R3, R4, T

Lord Abbett Equity Trust
Lord Abbett Calibrated Large Cap Value Fund	A, C, F, R2, R3, R4, T
Lord Abbett Calibrated Mid Cap Value Fund	A, C, F, R2, R3, R4, T

Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Corporate Debt Fund	A, C, F, R2, R3, R4, T
Lord Abbett Emerging Markets Currency Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Emerging Markets Local Bond Fund	A, C, F, R2, R3, R4, T
Lord Abbett Multi-Asset Global Opportunity Fund	A, B, C, F, P, R2, R3, R4, T

Lord Abbett Investment Trust
Lord Abbett Convertible Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Core Fixed Income Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Core Plus Bond Fund	A, C, F, R2, R3, R4, T
Lord Abbett Diversified Equity Strategy Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Floating Rate Fund	A, B, C, F, R2, R3, R4, T
Lord Abbett High Yield Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Income Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Inflation Focused Fund	A, C, F, R2, R3, R4, T
Lord Abbett Multi-Asset Balanced Opportunity Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Multi-Asset Growth Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Multi-Asset Income Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Short Duration Income Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Total Return Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Ultra Short Bond Fund	A, F, T

Lord Abbett Mid Cap Stock Fund, Inc.	A, B, C, F, P, R2, R3, R4, T

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett AMT Free Municipal Bond Fund	A, C, F, T
Lord Abbett California Tax-Free Income Fund	A, C, F, P, T
Lord Abbett High Yield Municipal Bond Fund	A, B, C, F, P, T
Lord Abbett Intermediate Tax-Free Fund	A, B, C, F, P, T
Lord Abbett National Tax-Free Income Fund	A, B, C, F, P, T

1 As amended on December 15, 2016 to reflect the addition of Class T shares for certain series of the Lord Abbett Family of Funds.

A-1

Lord Abbett New Jersey Tax-Free Income Fund	A, F, P, T
Lord Abbett New York Tax-Free Income Fund	A, C, F, P, T
Lord Abbett Short Duration High Yield Municipal Bond Fund	A, C, F, T
Lord Abbett Short Duration Tax Free Fund	A, B, C, F, T

Lord Abbett Research Fund, Inc.
Lord Abbett Calibrated Dividend Growth Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Growth Opportunities Fund	A, B, C, F, P, R2, R3, R4, T
Small-Cap Value Series	A, B, C, F, P, R2, R3, R4, T

Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Fundamental Equity Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Global Core Equity Fund	A, C, F, R2, R3, R4, T
Lord Abbett Growth Leaders Fund	A, B, C, F, R2, R3, R4, T
Lord Abbett International Core Equity Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett International Dividend Income Fund	A, B, C, F, R2, R3, R4, T
Lord Abbett International Opportunities Fund	A, B, C, F, P, R2, R3, R4, T
Lord Abbett Micro-Cap Growth Fund	A
Lord Abbett Micro-Cap Value Fund	A
Lord Abbett Value Opportunities Fund	A, B, C, F, P, R2, R3, R4, T

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	A, B, C
A-2

SCHEDULE B

The Lord Abbett Family of Funds – Class A

Amended and Restated Joint Rule 12b-1 Distribution Plan and Agreement

As of December 15, 2016

Entity / Fund	Service fees payable with respect to Class A
Shares that were initially issued, or are
attributable to shares that were initially
issued, by the Fund or a predecessor fund
prior to [DATE] shall not exceed [RATE] of
the average net asset value of such Shares:

Lord Abbett Investment Trust – Lord Abbett Income Fund	9/1/85 - .15 of 1%

Lord Abbett Affiliated Fund	6/1/90 - .15 of 1%

Lord Abbett Bond-Debenture Fund	6/1/90 - .15 of 1%

Lord Abbett Developing Growth Fund	6/1/90 - .15 of 1%

Lord Abbett Mid Cap Stock Fund	6/1/90 - .15 of 1%

Lord Abbett Municipal Income Fund – Lord Abbett National Tax-Free Income Fund	6/1/90 - .15 of 1%

Lord Abbett Municipal Income Fund – Lord Abbett New York Tax-Free Income Fund	6/1/90 - .15 of 1%

Lord Abbett Municipal Income Fund – Lord Abbett New Jersey Tax-Free Income Fund	7/1/92 - .15 of 1%
B-1